EXHIBIT 99.1

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The following depicts the Company's condensed consolidated balance sheet as reported in its most recent Form 10-Q for the quarterly period ended May 31, 2005 as if the closing and receipt of funds in connection with the investment and license agreements with Boston Scientific Scimed had occurred on May 31, 2005.

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
                              ASSETS
Current Assets:
    Cash and cash equivalents                                        $  5,986,975
    Stock subscription receivable                                         150,000
    Due from related parties                                              191,053
    Prepaid expenses                                                       75,757
    Other current assets                                                   35,428
                                                                     ------------
                                Total current assets                    6,439,213

Property and Equipment, net                                                85,856

Other Assets:
    Intellectual property rights, net of amortization                     984,095
    Investment                                                            100,000
    Security deposit                                                        3,800
    Deferred tax asset, net of valuation  allowance of $5,438,000              --
                                                                     ------------
                                                                        1,087,895
                                                                     ------------
                                                                     $  7,612,964
                                                                     ============

               LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable and  accrued expenses                            $  1,032,058
   Note payable                                                           200,000
   Deferred revenues                                                      975,000
                                                                     ------------
                           Total current liabilities                    2,207,058

Minority Interest                                                          76,493

Stockholders' Equity :
  Common stock, $.005 par value
      Authorized, 125,000,000 shares
      Issued and outstanding, 76,125,190  shares                          380,626
  Additional paid-in capital                                           25,843,900
  Deficit accumulated during the
      development stage                                               (20,895,113)
                                                                     ------------
                                                                        5,329,413
                                                                     ------------
                                                                     $  7,612,964
                                                                     ============
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